                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                  FORM 8-K
                               CURRENT REPORT


Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 1994



                       VANGUARD CELLULAR SYSTEMS, INC.
           (Exact Name of Registrant as Specified in its Charter)

    North Carolina               0-16560            56-1549590
(State or other Jurisdiction    (Commission File  (IRS Employer
 of Incorporation)               Number)           Identification
                                                   No.)

2002 Pisgah Church Road, Suite 300, Greensboro, NC         27455
(Address of Principal Executive Offices)                (Zip Code)


Registrant's Telephone Number, Including Area Code: (910) 282-3690

Item 5. Other Events.

         On August 5, 1994, the Registrant entered into a Stock Purchase Agreement with Crowley Cellular Telecommunications Limited Partnership ("Crowley LP") and Crowley Cellular Telecommunications Binghamton, Inc. ("Crowley Inc.") to acquire all of the outstanding stock of Crowley Inc. for a purchase price of $48,539,250, subject to certain closing adjustments.
Crowley LP is the sole shareholder of Crowley Inc.   Crowley Inc. is the
Federal Communications Commission ("FCC") license holder for the nonwireline cellular telephone system in the Elmira, New York metropolitan statistical area ("Elmira MSA") and is the general partner and 97% owner of the partnership that is the FCC license holder for the nonwireline cellular telephone system in the Binghamton, New York metropolitan statistical area ("Binghamton MSA").

         The purchase price is payable, at Registrant's option, in cash or Class A Common Stock of the Registrant, or any combination thereof, provided that the amount of Class A Common Stock delivered cannot equal or exceed 5% of the Registrant's outstanding stock after giving effect to the issuance thereof. Any stock issued by Registrant in payment of part or all of the purchase price must be subject to a then effective registration statement under the Securities Act of 1933 for resale to the public. Historical financial statements are included herewith on pages 3 through 12 and pro forma financial information with respect to this pending acquisition are included herewith on pages 13 through 18 and the Stock Purchase Agreement is incorporated by reference as an exhibit hereto.

         On September 26, 1994, the Registrant entered into an Asset Purchase Agreement with Sunshine Cellular, a general partnership ("Sunshine"), to acquire all of the assets of Sunshine for a purchase price of $50,350,000, subject to certain closing adjustments. Sunshine is the FCC license holder for the nonwireline cellular telephone system in the Pennsylvania 8-Union rural service area ("PA-8 RSA").

         The purchase price consists of $15,000,000 in cash with the remainder payable, at Registrant's option, in cash or Class A Common Stock of the Registrant, or any combination thereof. Any stock issued by Registrant in payment of part or all of the purchase price must be subject to a then effective registration statement under the Securities Act of 1933 for resale to the public. It is impracticable to provide at this time historical financial statements and pro forma financial information with respect to the pending acquisition of Sunshine. The Asset Purchase Agreement is filed as an exhibit hereto.


         In addition to the foregoing, the Registrant entered into an agreement on July 5, 1994 to acquire the holder of the FCC licenses for the West Virginia 1- Mason rural service area ("WV-1 RSA") and the Maine 4 - Washington rural service area ("ME-4 RSA") for an aggregate purchase price of approximately $6.7 million in cash and $3.3 million in Class A Common Stock, subject to certain closing adjustments. This transaction does not involve businesses which are significant under Regulation S-X. Accordingly, financial statements and pro forma financial information are not included herein with respect thereto nor is the acquisition agreement filed as an exhibit.

         The closing of each of the foregoing transactions is subject to customary conditions and regulatory approvals. The acquisition of the Elmira and Binghamton MSAs and the WV-1 and ME-4 RSAs are expected to occur prior to the end of 1994. The closing of the acquisition of the PA-8 RSA is expected to occur in the first quarter of 1995.

         The terms of each of the foregoing transactions were arrived at through private negotiation and were based primarily on the "pops" for the markets to be acquired. Each of the markets to be acquired are operational and the Registrant intends to continue to use the assets of the acquired markets in those respective markets.

         The Registrant expects to fund any cash portion of the purchase prices for the foregoing pending acquisitions through its loan agreement entered into in 1993 with various leaders led by the Bank of New York and Toronto Dominion Bank (the "1993 Loan Agreement"). Any such funding would require approval of its lenders. In addition, depending upon the availability of funds under the 1993 Loan Agreement at closing of each acquisition, the Registrant may need alternative sources of financing to fund part or all of the acquisition with cash. As of June 30, 1994, the Registrant had $103.5 available under the 1993 Loan Agreement; however, additional borrowings in excess of $20.0 million for acquisition would require lender approval.



         CROWLEY CELLULAR TELECOMMUNICATIONS BINGHAMTON, INC. AND SUBSIDIARY


                            CONSOLIDATED BALANCE SHEETS


                                               December 31,             June 30
              A  S  S  E  T  S                     1993           1993            1994
                                                                        (Unaudited)

       CURRENT ASSETS:
        Cash                                   $   142,311     $   364,596     $517,019
        Accounts receivable, net of allowance
         of $10,700 at December 31, 1993,
         $12,100 at June 30, 1993, and
         $11,700 at June 30, 1994                  983,374       1,119,715   1,076,555
        Inventory                                  111,424         126,402     178,235
        Prepaid expenses                            70,924          69,303      84,695
        Due from affiliates                            -              -        176,788
                 Total current assets            1,308,033       1,680,016   2,033,292


       PROPERTY AND EQUIPMENT:
        Leasehold improvements                   1,081,447         997,608   1,081,447
        Buildings                                  343,399         276,249     343,399
        Towers                                     482,462         356,601     483,396
        Switching equipment                      1,007,045         933,402     940,061
        Network equipment                        2,656,197       2,438,227   2,622,304
        Microwave equipment                        206,807         206,807     206,807
        Furniture and fixtures                     856,945         838,172     872,294
        Vehicles                                    66,433          66,433      81,501
                                                 6,700,735       6,113,499   6,631,209

        Less- Accumulated depreciation and
         amortization                            3,041,513       2,678,370   3,358,065
                 Property and equipment, net     3,659,222       3,435,129   3,273,144


       OTHER ASSETS, net of accumulated
        amortization of $4,302,739 at
        December 31, 1993, $3,825,668 at
        June 30, 1993, and $4,748,923 at
        June 30, 1994:
         Cellular franchise costs                8,988,543       9,179,694     8,592,595
         Organization, start-up and financing
          costs                                    512,889         554,858       466,653
         Software license costs                      8,000          12,000         4,000
         Reorganization costs                          -            11,807            -
                 Other assets, net               9,509,432       9,758,359     9,063,248
                                              $ 14,476,687     $14,873,504   $14,369,684






                                               December 31,             June 30
      LIABILITIES AND SHAREHOLDER'S EQUITY          1993          1993         1994
                                                                      (Unaudited)
       CURRENT LIABILITIES:
        Current portion of bank notes payable  $ 575,362      $   -         $1,234,058
        Accounts payable                         153,219         222,745        55,451
        Accrued expenses                         485,468         334,939       480,591
        Accrued interest payable                  67,174          70,500        60,000
        Current portion of deferred revenue      666,667         666,667       333,334
        Due to affiliates                        333,605         215,474        -

                 Total current liabilities     2,281,495       1,510,325     2,163,434


       LONG-TERM LIABILITIES:
        Bank notes payable                     6,328,984       6,904,346     6,170,288
        Subordinated notes payable             2,535,920       2,435,324     2,638,946
        Deferred revenue                           -             333,334         -

                 Total long-term liabilities   8,864,904       9,673,004     8,809,234

      MINORITY INTEREST IN CONSOLIDATED
        SUBSIDIARY                               71,111          101,215        76,570


      SHAREHOLDER'S EQUITY:
        Common stock, no par value, 3,000
          shares authorized, 100 shares issued
          and outstanding                          1,000           1,000        1,000

        Paid-in capital                        15,288,543     15,288,543   15,288,543

        Retained deficit-
          Balance, beginning of period        (11,404,732)   (11,404,732) (12,030,366)
          Net income (loss) for the period      (625,634)       (295,851)      61,269

          Balance, end of period              (12,030,366)   (11,700,583) (11,969,097)

              Total shareholder's equity        3,259,177      3,588,960    3,320,446

                                               $14,476,687   $14,873,504  $14,369,684


         The accompanying notes are an integral part of these balance sheets.

        CROWLEY CELLULAR TELECOMMUNICATIONS BINGHAMTON, INC. AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF OPERATIONS





                                                                 Six Months Ended
                                                                      June 30
                                                 Year Ended
                                                 Dec.31, 1993      1993        1994
                                                                     (Unaudited)

         REVENUES:
           Cellular services                      $6,099,029       $2,801,664    $3,660,144
           Equipment sales and other                 523,287          203,206       232,665

                   Total revenues                  6,622,316        3,004,870     3,892,809

         OPERATING EXPENSES:
           System operations                       2,358,657        1,045,538     1,429,411
           Cost of equipment sales                   944,621          332,528       439,042
           Selling                                   755,078          340,981       314,007
           General and administrative              1,579,455          777,358       841,725
           Depreciation and amortization           1,641,686          801,472       775,064

                   Total operating expenses        7,279,497        3,297,877     3,799,249

                   Income (loss) from operations    (657,181)        (293,007)       93,560

         OTHER (INCOME) EXPENSE:
           Interest                                  578,209          258,404       273,499
           Other                                    (601,429)        (252,944)     (246,667)

                   Other (income) expense, net       (23,220)           5,460        26,832

                   Income (loss) before minority
                     interest                       (633,961)        (298,467)       66,728

         MINORITY INTEREST IN INCOME (LOSS) OF
           CONSOLIDATED SUBSIDIARY                    (8,327)          (2,616)        5,459

         NET INCOME (LOSS) FOR THE PERIOD          $(625,634)       $(295,851)      $61,269


           The accompanying notes are an integral part of these statements.

    CROWLEY CELLULAR TELECOMMUNICATIONS BINGHAMTON, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                                         Six Months Ended
                                                                              June 30
                                                        Year Ended
                                                        Dec. 31, 1993     1993        1994
                                                                            (Unaudited)

          CASH FLOWS FROM OPERATING ACTIVITIES:
          Net income (loss) for the period               $(625,634)        $(295,851)  $61,269
           Adjustments to reconcile net income
            (loss) for the period to net cash
            provided by (used in) operating
            activities-
             Minority interest in income (loss) of
               consolidated subsidiary                      (8,327)           (2,616)    5,459
             Depreciation and amortization               1,641,686           801,472   775,064
             Loss on sale of property and equipment           -                -        60,547
             Changes in operating assets and
               liabilities-
               Accounts receivable, net                   (186,345)         (322,686)  (93,181)
               Inventory                                    18,468             3,490   (66,811)
               Prepaid expenses                             20,506            22,127   (13,771)
               Accounts payable                            (84,513)          (14,987)  (97,768)
               Accrued expenses                           (504,545)         (655,074)   (4,877)
               Accrued interest payable                    (26,459)          (23,133)   (7,174)

                    Net cash provided by (used in)
                     operating activities                  244,837          (487,258)  618,757

          CASH FLOWS FROM FINANCING ACTIVITIES:
           Long-term debt borrowings                       445,672           345,076   603,026
           Decrease in deferred revenue                   (666,667)         (333,333) (333,333)
           Increase (decrease) in due to (from)
              affiliates, net                              604,137           486,006  (510,393)

                    Net cash provided by (used in)
                     financing activities                  383,142           497,749  (240,700)

          CASH FLOWS FROM INVESTING ACTIVITIES:
           Purchases of property and equipment            (747,590)         (160,429)  (49,328)
           Proceeds from sale of property and
            equipment                                          211               213    45,979
           Increase in other assets                        (23,720)           (1,110)      -
           Purchase of minority interest in
            consolidated subsidiary                       (230,000)               -        -

                    Net cash used in investing          (1,001,099)         (161,326)   (3,349)
                     activities

          NET INCREASE (DECREASE) IN CASH FOR THE
           PERIOD                                         (373,120)         (150,835)  374,708
          CASH, beginning of the period                    515,431           515,431   142,311

          CASH, end of the period                         $142,311          $364,596  $517,019

          SUPPLEMENTAL DISCLOSURES OF CASH FLOW
           INFORMATION:
           Cash paid during the period for interest       $463,327          $225,139  $177,278


           The accompanying notes are an integral part of these statements.

    CROWLEY CELLULAR TELECOMMUNICATIONS BINGHAMTON, INC. AND SUBSIDIARY




                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            DECEMBER 31, 1993



            (Six Months Ended June 30, 1993 and 1994, are Unaudited)




  1. DESCRIPTION OF BUSINESS AND SUMMARY
     OF SIGNIFICANT ACCOUNTING AND
     REPORTING POLICIES:

  Crowley Cellular Telecommunications Binghamton, Inc. (the Company--a wholly owned subsidiary of Crowley Cellular Telecommunications, L.P. (CCTLP)) was formed on August 10, 1988, to conduct cellular operations in Elmira, New York, under a franchise issued by the Federal Communications Commission (FCC). The Company also maintains a majority investment (96.9651% at December 31, 1993, 95.965% at June 30,
  1993, and 96.9651% at June 30, 1994) in Binghamton CellTelCo.
  (BCTC), which conducts cellular operations in Binghamton, New York, under a franchise issued by the FCC. The franchises are geographically limited to specific market boundaries defined by the U.S. Census Bureau as Standard Metropolitan Statistical Areas, or SMSA's.

  Principles of Consolidation


  The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

  On July 27, 1993, the Company acquired an additional 1.0001% ownership interest in its majority-owned subsidiary for $230,000.

  Inventory

  Inventory is stated at the lower of cost, determined under the first-in, first-out method, or market. All inventory is finished goods.

  Property and Equipment


  Property and equipment are stated at cost. Property and equipment are being depreciated or amortized using an accelerated method. The estimated useful lives are as follows:

              Asset Description         Asset Life

             Leasehold improvements     31.5 years
             Buildings                  31.5 years
             Towers                      7 years
             Switching equipment         7 years
             Network equipment           7 years
             Microwave equipment         7 years
             Furniture and fixtures    5 to 7 years
             Vehicles                    5 years


  Other Assets


  Other assets include cellular franchise costs, which represent amounts paid to acquire the FCC authorizations, and organization, start-up, financing, software license and reorganization costs. These assets are amortized on a straight-line basis over the following lives:

             Asset Description             Asset Life

             Cellular franchise costs       15 years
             Organization and start-up       5 years
             costs
             Financing costs                 9 years
             Software license costs          5 years
             Reorganization costs            5 years


  Income Taxes


  In February, 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The Company adopted SFAS No. 109 effective January 1, 1993.




  Partnership losses of BCTC have been included in the taxable income of the Company to the extent of allocations in accordance with the terms of the partnership agreement. Due to net losses incurred, no income taxes are due and, accordingly, no provision for income taxes has been reflected in the accompanying statements of operations. The Company has aggregate tax net operating losses (which approximate book net operating losses) of approximately $11,300,000, $10,700,000 and $11,700,000 as of December 31, 1993, and June 30, 1993 and
  1994, respectively, which may be utilized to offset future taxable income of the Company. The Company has not recognized any benefit to be derived from future recognition of net operating losses.

  Revenues


  Cellular service revenue is recognized when earned. Recurring monthly subscriber revenues are billed in advance. The unearned portion of the subscriber revenue is deferred and included in accrued expenses in the accompanying consolidated balance sheets. Sales of mobile phone equipment and related services are recorded at the point the goods and services are delivered.

  Interim Financial Data


  In management's opinion, the unaudited interim consolidated financial statements for the six months ended June 30, 1993 and 1994, are presented on a basis consistent with the audited consolidated financial statements, and all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the operating results have been reflected. The results of operations for interim periods are not necessarily indicative of operations for the full fiscal year.

  2. BANK NOTES PAYABLE:


  The Company has approximately $6,900,000 outstanding at December 31, 1993, under a Third Amended and Restated Loan Agreement (Agreement) dated January 7, 1992. The Agreement is between the shareholder and its wholly owned subsidiaries, including the Company, and various banks. Interest is payable quarterly at adjusted prime (6% at December 31, 1993, 6.5% at June 30, 1993, and 7.25% at June 30, 1994) or LIBOR plus 1% (5% and 4.5625% at December 31, 1993, 5.6875% at June 30,
  1993, and 5% and 4.5625% at June 30, 1994).

  Under the Agreement, up to $35,000,000 is available to the Company and up to $35,000,000 is available to the shareholder's entire subsidiary group, subject to the maintenance of certain covenants and overall borrowing limitations for the shareholder's entire subsidiary group. At December 31, 1993, available borrowings totaled $35,000,000 for the shareholder's entire subsidiary group. The shareholder's subsidiaries are required to pay commitment fees equal to 1/2% per annum on the excess of available borrowings over amounts outstanding and 1/8% per annum on the excess of the original commitment over available borrowings. There are no compensating balances required.

  The Agreement calls for the shareholder's subsidiaries to maintain certain quarterly financial ratios, which include debt to the population of the markets served by the subsidiaries, along with other financial ratios. In addition, the Agreement places certain restrictions on, among other things, the use of funds, additional indebtedness, payment of dividends by the shareholder's subsidiaries and the sale of assets or the stock of the shareholder's subsidiaries. As of December 31, 1993, and June 30, 1994, the shareholder's subsidiaries were in compliance with all requirements.

  Amounts outstanding under the Agreement are secured by the joint and several guarantee of each subsidiary of the shareholder and by all of the subsidiaries' assets. In addition, the shareholder has pledged the stock of each subsidiary as security and each limited partner of the shareholder and each shareholder of the shareholder's general partner has also pledged his partnership interest and stock, respectively, as additional security.

  The amounts outstanding under the Agreement were converted to term loans on June 30, 1994, which mature over a period of six years. Under the provisions of the term loans, bank notes payable as of December 31, 1993, will mature as follows:

                      1994        $  575,362
                      1995         1,150,724
                      1996         1,150,724
                      1997         1,150,724
                      1998         1,150,724
                      1999 and
                        thereafter 1,726,088

                                  $6,904,346

  Certain provisions of the Agreement require the shareholder's subsidiaries to make prepayments should certain levels of cash flow, as defined, be achieved. No prepayments were required under these provisions during 1993.

  3. SUBORDINATED NOTES PAYABLE:


  Subordinated notes payable consist of notes payable to limited partners of the shareholder, bearing interest at 8%. Notes payable to limited partners of the shareholder are subordinate to all other debt of the Company. The outstanding amounts are secured by the stock of the Company. In addition, each limited partner of the shareholder and each shareholder of the shareholder's general partner has pledged his partnership interest and stock, respectively, as additional security. The amounts outstanding under these notes mature on June 30, 1995; however, under the terms of the Agreement described in Note 2, the creditors have agreed not to demand payment until September 30, 1999, 90 days following an acceleration of the bank notes payable, or 365 days following an event of default under the agreements between these subordinated lenders and the Company, whichever occurs first.

  4. RELATED-PARTY TRANSACTIONS:


  Crowley Cellular Telecommunications, Inc. (CCTI), the general partner of the shareholder, performs certain administrative services on behalf of the Company and its subsidiary.
  MLC Industries, Inc. (MLC), whose shareholders are limited partners of CCTLP, manages the operations and performs certain administrative services on behalf of the Company. Certain costs allocated for these services, totaling approximately $510,000, $259,000 and $272,000 during the year ended
  December 31, 1993, and the six months ended June 30, 1993 and 1994, respectively, are included in general and administrative expense in the accompanying consolidated statements of operations.

  Management and director's fees of approximately $23,000, $11,400 and $11,400 were paid to a partner of CCTLP during the year ended December 31, 1993, and the six months ended
  June 30, 1993 and 1994, respectively.

  5. LEASES:


  The Company leases office equipment and rents office and tower facilities under operating lease agreements. These leases expire at various times through 2017. At December 31, 1993, future minimum annual lease payments under these operating leases are as follows:

                      1994         $ 207,000
                      1995           208,000
                      1996           201,000
                      1997           196,000
                      1998           164,000
                      1999 and
                        thereafter   800,000

                                   $1,776,000

  Rent expense for 1993 was $186,000. Rent expense for the six months ended June 30, 1993 and 1994, was $85,000 and $102,000, respectively.

  6. OTHER INCOME:


  In 1992, the Company received $2,000,000 for an agreement not to compete entered into in connection with the shareholder's sale of certain of its wholly owned subsidiaries. This amount was deferred and is being amortized into income over the three-year term of the agreement. Accordingly, $666,667, $333,333 and $333,333 of other income is reflected in the accompanying consolidated statements of operations for the year ended December 31, 1993, and the six months ended
  June 30, 1993 and 1994, respectively.

  7. EVENTS (UNAUDITED) SUBSEQUENT TO
     DATE OF AUDITORS' REPORT:


  In July, 1994, CCTLP contributed capital of $1,340,000 to the Company. The Company used the capital contribution to retire subordinated notes payable of $1,340,000.

  In August, 1994, the Company entered into an agreement with an unrelated third party to sell all of its outstanding common stock for approximately $48,500,000, subject to certain closing adjustments. The closing of this transaction is subject to customary conditions and regulatory approvals.

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




  To the Shareholder of
  Crowley Cellular Telecommunications
  Binghamton, Inc.:

  We have audited the accompanying consolidated balance sheet of CROWLEY CELLULAR TELECOMMUNICATIONS BINGHAMTON, INC. (a Delaware corporation) AND SUBSIDIARY as of December 31, 1993, and the related consolidated statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crowley Cellular Telecommunications Binghamton, Inc. and Subsidiary as of December 31, 1993, and their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

  As explained in Note 1 to the consolidated financial statements, effective January 1, 1993, the Company adopted the requirements of Statement of Financial Accounting Standards
  No. 109, "Accounting for Income Taxes."




                                ARTHUR ANDERSEN LLP

  Chicago, Illinois,
  March 8, 1994

        VANGUARD CELLULAR SYSTEMS, INC. AND SUBSIDIARIES
     UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



       The following unaudited pro forma consolidated financial information of Vanguard Cellular Systems, Inc. and Subsidiaries (the Registrant) gives effect to the pending acquisition of a 100% ownership interest in Crowley Cellular
  Telecommunications Binghamton, Inc. (CCTB) (the "Crowley
  Transaction"). CCTB owns and operates the cellular system serving the Elmira, New York MSA and also owns a 97% interest in Binghamton CellTelCo, an operating cellular partnership serving the Binghamton, New York MSA. The purchase price for this acquisition is approximately $48.5 million. The following financial information assumes that the acquisition is financed with the issuance of the Registrant's Class A Common Stock, subject to a limitation specified in the purchase agreement that the amount of Class A Common Stock issued cannot equal or exceed
  5% of the Registrant's outstanding stock after giving effect to the issuance thereof. The Registrant has the option to fund all or a portion of the purchases with cash which it would intend to borrow under its credit facility. The unaudited pro forma consolidated statements of operations give effect to the Crowley Transaction as if it had occurred on January 1, 1993, and the unaudited pro forma balance sheet gives effect to the Crowley Transaction as if it had occurred on June 30, 1994.

       The unaudited pro forma consolidated financial information does not reflect the Registrant's exchange of the Hagerstown, MD MSA for the PA-10 East RSA or the acquisition of the Altoona, PA
  MSA prior to the consummation of these transactions in April
  1994.  The pending acquisitions of the ME-4 RSA and WV-1 East
  RSA are also excluded.

       The unaudited pro forma consolidated financial information has been prepared by the Registrant based upon the historical financial statements of the Registrant and CCTB.
  The unaudited pro forma consolidated financial information gives effect to the acquisition under the purchase method of accounting and to certain assumptions and adjustments described more fully in the accompanying notes. This unaudited pro forma consolidated financial information may not be indicative of the results that actually would have occurred if the transactions had been completed on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma consolidated financial information should be read in conjunction with the financial statements and notes thereto for the Registrant included in its Form 10-K for the year ended December 31, 1993 and the Form 10-Q for the period ended June 30, 1994 and financial statements and notes thereto of CCTB included elsewhere in this Form 8-K.

               Vanguard Cellular Systems, Inc. and Subsidiaries
                Pro Forma Consolidated Statements of Operations
                 For the year ended December 31, 1993
                             (Unaudited)

(Amounts in thousands, except per share data)


                                                             Historical
                                                    Vanguard
                                                    Cellular         Crowley Cellular
                                                  Systems, Inc.     Telecommunications      Pro Forma      Pro Forma
                                                 and Subsidiaries   Binghamton, Inc. (1)   Adjustments    Consolidated

REVENUES:
   Service Fees                                   $        98,960     $      4,906          $      0       $    103,866
   Cellular telephone equipment revenues                    9,929              523                 0             10,452
   Other                                                      175                0                 0                175
                                                          109,064            5,429                 0            114,493
COSTS AND EXPENSES:
   Cost of service                                         14,461            1,166                 0             15,627
   Cost of cellular telephone equipment                    13,410              945                 0             14,355
   Marketing and selling                                   21,693              755                 0             22,448
   General and administrative                              34,218            1,579                 0             35,797
   Depreciation and amortization                           25,160            1,642             1,208 (2)         28,010
                                                          108,942            6,087             1,208            116,237
INCOME (LOSS) FROM OPERATIONS                                 122             (658)           (1,208)            (1,744)
NET GAINS (LOSSES) ON DISPOSITIONS                           (657)               0                 0               (657)
INTEREST EXPENSE                                          (15,389)            (578)             (758)(3)        (16,147)
                                                                                                 578 (4)
OTHER, net                                                    795              602                 0              1,397
LOSS BEFORE MINORITY INTEREST                             (15,129)            (634)           (1,388)           (17,151)
MINORITY INTEREST                                            (154)               8                 0               (146)
NET LOSS BEFORE EXTRAORDINARY ITEM                $       (15,283)    $       (626)         $ (1,388)      $    (17,297)
NET LOSS PER SHARE BEFORE EXTRAORDINARY ITEM      $         (0.40)                                         $      (0.43)(5)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING (6)                                            37,888                                                39,878


The accompanying notes to pro forma consolidated financial information are an integral part of this statement.

             Vanguard Cellular Systems, Inc. and Subsidiaries
             Pro Forma Consolidated Statements of Operations
                 For the six months ended June 30,1994
                             (Unaudited)

(Amounts in thousands, except per share data)



                                                                     Historical
                                                           Vanguard
                                                           Cellular      Crowley Cellular
                                                         Systems, Inc.   Telecommunications      Pro Forma     Pro Forma
                                                       and Subsidiaries  Binghamton, Inc. (1)   Adjustments   Consolidated

REVENUES:
   Service Fees                                        $      63,975      $      2,926          $     0        $   66,901
   Cellular telephone equipment revenues                       8,395               233                0             8,628
   Other                                                       1,476                 0                0             1,476
                                                              73,846             3,159                0            77,005
COSTS AND EXPENSES:
   Cost of service                                             9,978               695                0            10,673
   Cost of cellular telephone equipment                       12,539               439                0            12,978
   Marketing and selling                                      14,966               314                0            15,280
   General and administrative                                 20,172               842                0            21,014
   Depreciation and amortization                              11,319               775              604 (2)        12,698
                                                              68,974             3,065              604            72,643
INCOME (LOSS) FROM OPERATIONS                                  4,872                94             (604)            4,362
NET GAINS ON DISPOSITIONS                                          7                 0                0                 7
INTEREST EXPENSE                                              (9,121)             (274)            (429)(3)        (9,550)
                                                                                                    274 (4)
OTHER, net                                                       (14)              247                0               233
LOSS BEFORE MINORITY INTEREST                                 (4,256)               67            (759)           (4,948)
MINORITY INTEREST                                                (42)               (6)               0              (48)
NET LOSS                                               $      (4,298)     $         61         $   (759)       $  (4,996)
NET LOSS PER SHARE                                     $       (0.11)                                          $    (0.12)(5)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING (6)                                               38,424                                               40,415


The accompanying notes to pro forma consolidated financial information are an integral part of this statement.

           Vanguard Cellular Systems, Inc. and Subsidiaries
         Pro Forma Consolidated Balance Sheet - June 30, 1994
                             (Unaudited)

(Amounts in thousands)


                                                                Historical
                                                     Vanguard
                                                     Cellular          Crowley Cellular
                                                   Systems, Inc.       Telecommunications       Pro Forma          Pro Forma
                                                 and Subsidiaries     Binghamton, Inc. (1)     Adjustments       Consolidated

                  Assets
CURRENT ASSETS:
  Cash                                             $   3,120             $    517               $      0           $   3,637
  Accounts receivable, net                            19,223                  976                      0              20,199
  Cellular telephone inventories                       3,827                  178                      0               4,005
  Prepaid expenses                                       685                   84                      0                 769
  Other                                                    0                  177                   (177)(7)               0
    Total current assets                              26,855                1,932                   (177)             28,610

INVESTMENTS                                          200,093                7,579                 31,301 (8)         238,973
PROPERTY AND EQUIPMENT, net                           91,328                4,287                      0              95,615
OTHER ASSETS, net                                     10,290                  471                  4,152 (8)          14,913
    Total assets                                   $ 328,566             $ 14,269               $ 35,276             378,111

       Liabilities and Shareholders' Equity
CURRENT LIABILITIES:
  Current portion of long-term debt                $       0             $  1,234               $ (1,234)(9)       $       0
  Accounts payable and accrued expenses               33,100                  495                    100 (8)          33,695
  Customer deposits and unearned revenues                534                  333                      0                 867
    Total current liabilities                         33,634                2,062                 (1,134)             34,562
LONG-TERM DEBT, net of current portion               286,655                8,809                 (6,580)(9)         288,884
MINORITY INTERESTS                                     2,469                   77                      0               2,546
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Common stock (38,559 actual and 40,558
    pro forma shares outstanding)                        386                    1                     (1)(8)             406
                                                                                                      20 (10)
  Additional capital in excess of par value          186,383               15,289                (15,289)(8)         232,674
                                                                                                  46,291 (10)
  Net unrealized holding losses                      (12,391)                   0                      0             (12,391)
  Accumulated deficit                               (168,570)             (11,969)                11,969 (8)        (168,570)
    Total shareholders' equity                         5,808                3,321                 42,990              52,119
    Total liabilities and shareholders' equity     $ 328,566             $ 14,269               $ 35,276             378,111


The accompanying notes to pro forma consolidated financial information are an integral part of this statement.

         VANGUARD CELLULAR SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL
                          INFORMATION



       For purposes of determining the pro forma effects on the consolidated statement of operations for the year ended December 31, 1993 and the six months ended June 30, 1994, the pro forma adjustments and eliminations have been made as if the Crowley Transaction had occurred on January 1, 1993. For the purposes of determining the pro forma effects on the condensed consolidated balance sheet as of June 30, 1994, the pro forma adjustments and eliminations have been made as if the Crowley Transaction had occurred on June 30, 1994. The following pro forma adjustments have been made:

   (1) These amounts reflect the historical data of CCTB as of or for the periods indicated, reclassified to conform with the presentation of the Registrant's financial statements.

   (2) This adjustment reflects additional amortization of deferred cellular license acquisition costs and the acquired customer base arising from the acquisition of CCTB. The deferred cellular license acquisition costs are being amortized over 40 years in accordance with the Registrant's policy. The cost of the acquired customer base is being amortized over the expected service period for these customers which is estimated to be approximately 4 years.

   (3) This adjustment reflects interest expense attributable to the $14.2 million of borrowings that would have been necessary to consummate the acquisition on January 1, 1993. Borrowings would have been necessary because of the limitation on the issuance of stock described in Note
       5. The adjustment assumes the borrowings would be funded from the Facility B Loan of the Registrant's credit agreement and would bear interest at the Eurodollar Rate plus 2.5%. For the year ended December 31, 1993 and for the six months ended June 30, 1994, the average Eurodollar rate was 3.32% and 4.02%, respectively. This additional interest expense is offset by a reduction in the commitment fee equal to .5% of the borrowings. If the assumed rate varied by 1/8% in each period, consolidated interest expense for the year ended
       December 31, 1993 and for the six months ended June 30, 1994, would have varied by approximately $289,000 and $177,000, respectively.

   (4) This adjustment eliminates interest expense incurred by CCTB during the year ended December 31, 1993 and the six months ended June 30, 1994 of $578,000 and $274,000, respectively. This interest expense relates to long-term debt which will be retired prior to the Crowley Transaction.

   (5) The pro forma net loss per share is computed based on the weighted average shares outstanding adjusted for the additional shares issued to fund the Crowley Transaction. The number of shares issued is based on the purchase price of the transaction divided by the average closing prices of the Registrant's Class A Common Stock on the five trading days ending on the trading day immediately preceding the assumed closing date of January 1, 1993. However, the shares to be issued are limited to 5% of the total outstanding shares after consummation of the transaction. Accordingly, at January 1, 1993, 1,990,000 shares of Class A Common Stock are assumed to be issued with the remaining $14.2 million to be funded with borrowings from the Registrant's facility.

   (6) Reflects 3 for 2 stock split effected in the form of a 50% stock dividend paid on August 24, 1994.

   (7) This adjustment reflects the settlement of "due from affiliate" of CCTB which will be settled prior to the consummation of the Crowley Transaction.

   (8) These adjustments reflect the consummation of the Crowley
       Transaction, the allocation of the purchase price and the consolidation of CCTB as if the acquisition had occurred on June 30, 1994.

   (9) This adjustment reflects additional borrowings of $2.2 million under the Registrant's credit facility incurred to partially fund the Crowley Transaction.
       Additionally, this adjustment also reflects the retirement of $10.0 million of CCTB long-term debt
       (including current portion) which will occur prior to the consummation of the Crowley Transaction.

  (10) This adjustment reflects the issuance of the Registrant's Class A Common Stock to partially fund the Crowley Transaction. The number of shares issued is based on the purchase price of the transaction divided by the average closing prices of the Registrant's Class A Common Stock on the five trading days ending on the trading day immediately preceding the assumed closing date of June 30, 1994. However, the shares to be issued are limited to 5% of the total outstanding shares after consummation of the transaction. Accordingly, at June 30, 1994, 2,029,000 shares of Class A Common Stock are assumed to be issued with the remaining $2.2 million to be funded with borrowings from the Registrant's credit facility.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) and (b) No financial statements or pro forma financial information with respect to acquired businesses are included herewith. Such information with respect to the pending acquisition of Crowley, Inc. is included in Item 5 hereof.

         (c) The Exhibits furnished in connection with this report are as follows:

             2(a) Stock Purchase Agreement by and among Crowley Cellular
                  Telecommunications Limited Partnership, Crowley Cellular Telecommunications Binghamton, Inc. and Vanguard Cellular Systems, Inc., dated as of August 5, 1994 and filed as
                  Exhibit 2(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1994, is incorporated by reference herein.

             2(b) Asset Purchase Agreement dated September 26, 1994 by and between Vanguard Cellular Systems, Inc. and Sunshine Cellular ("Sunshine Agreement")

                  The following schedules to the Sunshine Agreement, filed as
                  Exhibit 2(b) hereto, have been omitted. The registrant hereby undertakes to furnish supplementally a copy of any such omitted schedule to the Commission upon request.

                  Seller's Disclosure Schedule
                  Annex 1 - Escrow Agreement
                  Annex 2 - Incentive Compensation Payment
                  Annex 3 - Financial Statements
                  Annex 4 - Omitted pursuant to Sunshine Agreement Annex 5 - Omitted pursuant to Sunshine Agreement Annex 6 - Assignment of Lease
                  Annex 7 - General Assignment and Instrument of
                            Conveyance
                  Annex 8 - Assignment of Contracts and Subscriber
                            Agreements and Assumption of Obligations
                  Annex 9 - Assignment of Federal Communications
                             Commission Licenses, Permits and
                             Authorizations
                  Annex 10 - Assignment of Intangible Assets, Books,
                             Records, Goodwill and Other Intangible
                             Assets

                  Annex 11 - Noncompetition Agreements


             (23) Consent of Arthur Andersen LLP

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 VANGUARD CELLULAR SYSTEMS, INC.


                                 By:
                                      Stephen L. Holcombe
                                      Senior Vice President and
                                      Chief Financial Officer


Date:  September   , 1994

                             INDEX TO EXHIBITS


Exhibit
  No.                      Exhibit                                      Page

*2(a)    Stock Purchase Agreement by and among Crowley
         Cellular Telecommunications Limited Partnership,
         Crowley Cellular Telecommunications Binghamton,
         Inc. and Vanguard Cellular Systems, Inc., dated as of August 5, 1994 and filed as Exhibit 2(a) to the Registrant's Form 10-Q for the quarter ended June
         30, 1994, is incorporated by reference herein.

2(b) Asset Purchase Agreement dated September 26, 1994 by and between Vanguard Cellular Systems, Inc. and Sunshine Cellular ("Sunshine Agreement")

(23)     Consent of Arthur Andersen LLP


         *Incorporated by reference to the statement or reported indicated.